UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2013

AMERILITHIUM CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-155059	61-1604254
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

871 Coronado Center Drive, Suite 200

Henderson, NV 89052

 (Address of principal executive offices)

(702) 583-7790

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders

On June 24, 2013, Amerilithium Corp. (the “Corporation”) filed a certificate of designations, rights and preferences (the “Certificate of Designation”) with the Secretary of State of the State of Nevada pursuant to which the Corporation set forth the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred Stock. Among other things, each one (1) share of the Series A Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

The foregoing description of the Series A Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Certificate of Designations, Rights and Preferences of Series A Preferred Stock filed with the Secretary of State of the State of Nevada on June 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERILITHIUM CORP.

Dated: June 26, 2013	By:	/s/ Matthew Worrall
Name: Matthew Worrall
Title: Chief Executive Officer